EXHIBIT 99.3

                             [on Company letterhead]

                                                                January 28, 2003

Mr. James F. Billett, Jr.
14 John Applegate Road
Redding, Connecticut 06896

Dear Jim:

      This letter agreement (the "Agreement") will confirm our understanding regarding your separation from Trenwick Group Ltd. (the "Company").

                                   Section 1
                                Termination Date

      The effective date of your separation from all positions and employment with the Company and the Subsidiaries is January 28, 2003 (your "Termination Date"). For purposes of this Agreement, the term "Subsidiary" shall mean any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent interest in such entity is owned, directly or indirectly, by the Company (or a successor to the Company).

                                   Section 2
                              Payments and Benefits

      You shall be entitled to compensation, benefits, payments, and distributions from the Company in accordance with this Section 2.

(a) Prior Salary Amounts. The Company shall pay to you the amount of all earned and previously unpaid salary for the period ending on your Termination Date.

(b) Bonus Payment. You shall not be entitled to any bonus payments for the year ending December 31, 2002 or for any future year.

(c) Medical Benefits. For the period beginning on your Termination Date, your entitlement to continue medical insurance coverage under the benefit plans of the Company will be determined in accordance with the provisions of section 4980B of the Internal Revenue Code and section 601 of the Employee Retirement Income Security Act (sometimes referred to as "COBRA coverage"). You shall not be entitled to any other medical, dental or health insurance coverage under the benefit plans of the Company, or reimbursement by the Company for any third party medical, dental or health insurance, for yourself, your surviving spouse or your dependents.

(d) Life Insurance Benefits. You currently are covered under the Company's group life insurance policy maintained through Unum Provident ("UNUM"). The Company shall pay to you a lump sum amount on the Initial Payment Date (as defined below) determined as follows: if UNUM does not waive the premium on the group life policy for your coverage, the amount shall be $45,000, and if UNUM does waive the premium on



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      the group life policy, the amount shall be $22,182.50. If UNUM does waive the premium on the group life policy, your coverage shall be transferred to you as of May 23, 2003 (to the extent permitted by the policy) and you shall be responsible for all costs of such transfer, and for any and all premiums for such coverage after May 23, 2003. The Company shall pay any premium due for the period beginning on the Termination Date and ending on May 23, 2003 and shall be entitled to receive any refund from UNUM for the premiums paid for that period. If UNUM does not waive the premium on the group life policy, your coverage under the UNUM policy shall be transferred to you (to the extent permitted by the policy) as of your Termination Date, and you shall be responsible for all costs of such transfer, and for any and all premiums for such coverage after your Termination Date. If UNUM has not determined as of the Initial Payment Date whether it will waive the premium on the group life policy for your coverage, you shall receive a lump sum amount of $22,182.50 on the Initial Payment Date and your coverage under the UNUM policy shall be transferred to you (to the extent permitted by the policy) and you shall be responsible for the premiums on the earlier of (i) the date UNUM determines that it will not waive the premium on the group life policy, if applicable and (ii) May 23, 2003. If UNUM decides after the Initial Payment Date that it will not waive the premium on the group life policy for your coverage, you shall receive an additional amount of $22,817.50 within a reasonable period after the Company is notified in writing of the determination.

(e) Disability Benefits. You will not be entitled to disability income replacement payments from the Company or its Subsidiaries, and neither the Company nor its Subsidiaries will arrange disability income replacement coverage for you; provided, however, that you will be entitled to coverage under the UNUM Provident Group Insurance Policy number 305419 001 in accordance with the terms of that policy.

(f)   Retirement Benefits.

      (i) You will be eligible to receive retirement benefits under the Trenwick Group Pension Plan and the Trenwick Group 401(k) Savings Plan (the Company's "qualified plans"), based on the terms of those plans, and based on your termination of employment having occurred on your Termination Date.

      (ii) You will receive a lump sum payment from the Company on the Initial Payment Date of $193,733 in substitution for the value of three years of accrual under the Company's qualified retirement plans and the Trenwick America Corporation Unfunded Supplemental Executive Retirement Plan (the "SERP").

      (iii) You will be credited with the regular benefit to which you are entitled under the terms of the SERP for 2002. In addition, your account under the SERP shall be credited with interest (pursuant to subsection 4.3 of the SERP) on the date such amount should be credited to your account during January 2003 in accordance with such subsection 4.3 of the SERP, provided at the amount of such interest shall be computed using a rate of 4.25% per annum (rather than the rate determined in accordance with the terms of the SERP). The payment of your benefits under the SERP shall be governed by the terms of

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      the SERP; provided, however that you will receive a lump sum payment of the balance of your entire account under the SERP on the Initial Payment Date.

(g) Deferred Income. You shall be entitled to a payment of $1,500,000, payable on the Initial Payment Date, without adjustment for earnings or losses, representing the settlement of your Deferral Account under the Non-Qualified Plan as those terms are used in the Employment Agreement (defined in paragraph 5(m) of this Agreement).

(h) Financial and Tax Planning. You shall be entitled to a lump sum of $30,000 payable on the Initial Payment Date in substitution for financial and tax planning for three years following your Termination Date.

(i) Stock Awards. As of your Termination Date, you shall forfeit all outstanding options (whether vested or unvested) and the right to receive additional options to purchase shares of common stock of the Company ("Company Stock") that have not been exercised as of your Termination Date. (That is, as of your Termination Date, you will forfeit options and the right to receive additional options on an aggregate of 835,247 shares of Company stock). As of your Termination Date, you shall also forfeit all restricted stock that was not vested immediately prior to your Termination Date. (That is, as of your Termination Date, you will forfeit 29,837 shares of restricted Company stock). You shall not be entitled to any additional stock-based awards on or after the Termination Date.

(j)   Expense Reimbursement.

      (i) You will be entitled to be reimbursed for the business expenses you incurred during the period ending on your Termination Date, subject to the rules established by the Company relating to such reimbursement.

      (ii) The amount of the reimbursement due to you in accordance with the provisions of paragraph 2(j)(i) shall be reduced by the amount of any outstanding advances to you from the Company. To the extent that the amount of such outstanding advances exceeds the reimbursement due to you under paragraph 2(j)(i), you shall owe the difference to the Company, and the Company shall be entitled to offset this amount against other amounts due to you.

(k) Vacation. You will not accrue or be entitled to any vacation after your Termination Date. You have no accrued unused vacation, and so are not entitled to any amounts for accrued unused vacation.

(l)   Property.

      (i) As of your Initial Payment Date, ownership of the Audi A-8 currently being provided to you by the Company will be transferred to you. The Company shall not pay the transfer costs, insurance, expenses of operation and/or maintenance, or any other expenses related to the transfer of ownership of the automobile on your Termination Date or related to the automobile for periods after your Termination Date.


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      (ii) As of your Termination Date, ownership of office furnishings and artwork as listed on Exhibit A to this Agreement that are currently being provided to you by the Company in your office in Stamford, Connecticut will be transferred to you.

(m) Separation Benefits. The Company shall pay to you, on the Initial Payment Date, a lump-sum cash separation payment of $2,175,000 reduced by the gross amount of salary you received for the period beginning January 1, 2003 and ending on the Termination Date.

(n) Moving Expenses. The Company will reimburse you for all moving expenses relating to moving your personal belongings from Bermuda to Redding, Connecticut. The Company will also pay to you, as soon as practicable after determination of your moving expenses, a Benefits Gross-Up Payment. The "Benefits Gross-Up Payment" shall be an amount such that after payment by you of all taxes (including any interest or penalties imposed with respect to such taxes) including, without limitation, any foreign, U.S., or state income taxes imposed upon the Benefits Gross-Up Payment, you retain amounts equal to the compensation due under the first sentence of this paragraph (n).

(o) Other Severance Plans. Your rights under this Section 2 shall be in lieu of any benefits that may be otherwise payable to you or on your behalf pursuant to the terms of any severance pay arrangement of the Company or any Subsidiary or any other, similar arrangement of the Company or any Subsidiary providing benefits upon involuntary termination of employment (including, without limitation, the Trenwick Group Inc. Merger Severance Policy and the Trenwick America Corporation Severance Policy, dated October 25, 2002).

(p) Other Benefits. Except as otherwise provided in this Agreement, you shall not be entitled to benefits after your Termination Date under any employee benefit plans or arrangements maintained by the Company and the Subsidiaries.

(q) Taxes and Withholding. All amounts otherwise payable under this Agreement shall be subject to customary withholding and other employment taxes, and shall be subject to such other withholding as may be required in accordance with the terms of this Agreement. Subject to the provisions relating to the Benefits Gross-Up Payment set forth in paragraph (n) above, you will be responsible for payment of taxes on all amounts under this Agreement.

(r) Indemnification. The Company shall use commercially reasonable efforts to maintain directors and officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board of Directors of the Company), and you shall be covered under such insurance to the same extent as other senior management employees and directors of the Company. The responsibility to provide directors and officers liability insurance is subject to the Company's ability to purchase such insurance. You shall be eligible for indemnification by the Company under the Company Bye-Laws as currently in effect. The Company agrees that it shall not take any action that would impair your rights to indemnification under the Company Bye-Laws, as currently in effect.


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(s)   Other Payments. Except as specified in this Section 2, or otherwise expressly provided in or pursuant to this Agreement, you shall be entitled to no compensation, benefits or other payments or distributions, and references in the Billett Release to the release of claims against the Company shall be deemed to also include reference to the release of claims against all compensation and benefit plans and arrangements established or maintained by the Company and its Subsidiaries.

(t) Loan Offset. You have previously received loans from the Company which are evidenced by promissory note dated May 11, 2001 (the "Promissory Note"). Under the terms of the Promissory Note, the aggregate principal amount of the note plus interest becomes immediately due and payable on your Termination Date. This Agreement modifies the Promissory Note to the extent necessary so that all outstanding principal and interest due under the Promissory Note will become fully due and payable on the Initial Payment Date (provided that no interest shall be due under the Promissory Note for periods after December 31, 2002). The outstanding principal and interest due on the Promissory Note as of the Initial Payment Date shall be offset against, and shall reduce the amounts you are entitled to receive under Section 2 of this Agreement as of the Initial Payment Date.

(u) Initial Payment Date. For purposes of this Agreement, the "Initial Payment Date" shall the first business day following the expiration of your right to revoke the execution of this Agreement in accordance with paragraph 3(d) of Exhibit B (Billett Release) of this Agreement (which period of permitted revocation is seven days from the date of execution of this Agreement, as set forth in such paragraph 3(d)).

                                   Section 3
                                    Covenants

(a) Assistance with Claims. You agree that, for a reasonable period after your Termination Date (in no event less than 24 months), you will assist the Company and the Subsidiaries in defense of any claims that may be made against the Company and the Subsidiaries, and will assist the Company and the Subsidiaries in the prosecution of any claims that may be made by the Company or the Subsidiaries, to the extent that such claims may relate to services performed by you for the Company and the Subsidiaries. You agree to promptly inform the Company if you become aware of any lawsuits involving such claims that may be filed against the Company or any Subsidiary. The Company agrees to provide legal counsel to you in connection with such assistance (to the extent legally permitted), and to reimburse you for all of your reasonable out-of-pocket expenses associated with such assistance, including travel expenses. For periods after your employment with the Company terminates, the Company agrees to provide reasonable compensation to you for such assistance. You also agree to promptly inform the Company if you are asked to assist in any investigation of the Company or the Subsidiaries (or their actions) that may relate to services performed by you for the Company or the Subsidiaries, regardless of whether a lawsuit has then been filed against the Company or the Subsidiaries with respect to such investigation.


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(b)   Noncompetition. While you are employed by the Company, and for a period of
      24 months after your Termination Date:

      (i) You shall not be employed by, serve as a consultant to, or directly or indirectly provide services to a Competitor (defined below) if: (A) the services that you are to provide to the Competitor are the same as, or substantially similar to, any of the services that you provided to the Company or the Subsidiaries, and such services are to be provided with respect to any location in which the Company or a Subsidiary had material operations during the 12-month period prior to the Termination Date, or with respect to any location in which the Company or a Subsidiary had devoted material resources to establishing operations during the 12-month period prior to the Termination Date; or (B) the trade secrets, confidential information, or proprietary information (including, without limitation, confidential or proprietary methods) of the Company and the Subsidiaries to which you had access could reasonably be expected to benefit the Competitor if the Competitor were to obtain access to such secrets or information. For purposes of this subparagraph 3(b)(i), services provided by others shall be deemed to have been provided by you if you had material supervisory responsibilities with respect to the provision of such services.

      (ii) You shall not solicit or attempt to solicit any party who is then or, during the 12-month period prior to such solicitation or attempt by you was (or was solicited to become), a customer or supplier of the Company, provided that the restriction in this paragraph 3(b)(ii) shall not apply to any activity on behalf of a business that is not a Competitor.

      (iii) You shall not solicit, entice, persuade or induce any individual who is employed by the Company or the Subsidiaries (or was so employed within 90 days prior to your action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or the Subsidiaries, and you shall not approach any such employee for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

      (iv) You shall not, directly or indirectly own an equity interest in any Competitor (other than ownership of 5% or less of the outstanding stock of any corporation listed on a national stock exchange or included in the NASDAQ System).

      The term "Competitor" means any enterprise (including a person, firm or business, whether or not incorporated) during any period in which a material portion of its business is (and during any period in which it intends to enter into business activities that would be) materially competitive in any way with any business in which the Company or any of the Subsidiaries was engaged during the 12-month period prior to your Termination Date (including, without limitation, any business if the Company devoted material resources to entering into such business during such 12-month period).

(c) Confidential Information. You agree that at all times (including after your Termination Date):


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      (i) Except as may be required by the lawful order of a court or agency of competent jurisdiction, except as necessary to carry out your duties to the Company and its Subsidiaries, or except to the extent that you have express authorization from the Company, you agree to keep secret and confidential indefinitely, all Confidential Information, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. You shall, during the continuance of your employment, use your best endeavors to prevent the unauthorized publication or misuse of any Confidential Information.

      (ii) To the extent that any court or agency seeks to have you disclose Confidential Information, you shall promptly inform the Company, and you shall take reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that you obtain information on behalf of the Company or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, you shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

      (iii) Nothing in the foregoing provisions of this paragraph 3(c) shall be construed so as to prevent you from using, in connection with your employment for yourself or an employer other than the Company or any of the Subsidiaries, knowledge which was acquired by you during the course of your employment with the Company and the Subsidiaries, and which is generally known to persons of your experience in other companies in the same industry.

      (iv) For purposes of this Agreement, the term "Confidential Information" shall include all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and the Subsidiaries which was acquired by or disclosed to you during the course of your employment with the Company, or during the course of your consultation with the Company following your Termination Date (regardless of whether consultation is pursuant to paragraph 3(a)). For purposes of this Agreement, the term "Confidential Information" shall also include all non-public information concerning any other company that was shared with the Company or a Subsidiary subject to an agreement to maintain the confidentiality of such information. For purposes of this Agreement, the term "Confidential Information" shall not include information (A) which has been disclosed to the general public by the Company, (B) which has been disclosed by the Company to one or more third parties without restrictions of confidentiality similar to the ones set forth in this Agreement; or (C) which is disclosed to you by a third party who, to your knowledge following reasonable inquiry, is not subject to a legal, contractual or fiduciary obligation of confidentiality with respect to such information.

      (v) This paragraph 3(c) shall not be construed to unreasonably restrict your ability to disclose confidential information in an arbitration proceeding or a court proceeding in connection with the assertion of, or defense against any claim of breach of this Agreement. If there is a dispute between you and the Company as to whether


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      information may be disclosed in accordance with this paragraph 3(c)(v), the matter shall be submitted to the arbitrators or the court (whichever is applicable) for decision.

(d) Inventions and Patents. You assign to the Company all right, title, interest, to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that are conceived, reduced to practice, developed or made by you while employed by the Company and the Subsidiaries and that (i) relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services; or (ii) are conceived, reduced to practice, developed or made using any of the equipment, supplies, facilities, assets or resources of the Company or any of its Subsidiaries (including, but not limited to, any intellectual property rights ) ("Work Product"). You warrant that you have disclosed such Work Product to the Board and will perform all actions reasonably requested by the Board of Directors of the Company to establish and confirm the Company's ownership (including, without limitation, assignments, consents, powers of attorney, applications and other instruments).

(e) Disparagement. You agree that, while you are employed by the Company, and after your Termination Date, you shall not make any false, defamatory or disparaging statements about the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries that are reasonably likely to cause material damage to the Company, the Subsidiaries, or the officers or directors of the Company or the Subsidiaries. While you are employed by the Company, and after your Termination Date, the Company agrees, on behalf of itself and the Subsidiaries, that neither the officers nor the directors of the Company or the Subsidiaries shall make any false, defamatory or disparaging statements about you that are reasonably likely to cause material damage to you.

(f)   Transition.

      (i) Your separation from the Company and its Subsidiaries shall be announced by a joint statement in the form of Exhibit D of this Agreement. You and the Company will cooperate with each other in any statements about your separation so as not to depart materially from the joint statement described in this subparagraph (i).

      (ii) You agree to execute the resignation letter set forth in Exhibit E of this Agreement.

      (iii) As soon as practicable after this Agreement has been fully executed, you agree to remove your personal effects from your office at the Company, to vacate such office, to return to the Company any keys, credit cards, passes, confidential documents or material, or other property belonging to the Company or the Subsidiaries, and to return all writings, files, records, correspondence, notebooks, notes and other documents and things (including any copies thereof) containing any Confidential Information relating to the Company or the Subsidiaries.


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(g)   Effect of Covenants. Nothing in this Section 3 shall be construed to adversely affect the rights that the Company would possess in the absence of the provisions of such Section.

                                   Section 4
                               Release and Waiver

      As part of this Agreement, and in consideration of the release provided to the Company as set forth in Exhibit B of this Agreement, the Company shall enter into the General Release and Waiver as set forth in Exhibit C of this Agreement, which is attached to and forms a part of this Agreement (the "Company Release"). As part of this Agreement, and in consideration of the additional payments provided to you in accordance with this Agreement, and in consideration of the release provided to you as set forth in Exhibit C of this Agreement, you are required to execute the General Release and Waiver, in the form set forth as Exhibit B of this Agreement, which is attached to and forms a part of this Agreement (the "Billett Release"). This Agreement (including all Exhibits to this Agreement), and the commitments and obligations of all parties hereunder:

(a) shall become final and binding immediately following the expiration of your right to revoke the execution of this Agreement in accordance with paragraph 3(d) of Exhibit B (Billett Release);

(b) shall not become final and binding until the expiration of such right to revoke; and

(c)   shall not become final and binding if you revoke such execution.

                                   Section 5
                                  Miscellaneous

(a) Equitable Remedies. You acknowledge that the Company would be irreparably injured by a violation of paragraphs 3(b), (c), or (e), and you agree that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining you from any actual or threatened breach of paragraphs 3(b),
      (c), and (e). If a bond is required to be posted in order for the Company to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

(b) Mitigation and Set-Off. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to you under this Agreement any amounts earned by you in other employment after termination of your employment with the Company, or any amounts which might have been earned by you in other employment had you sought such other employment.

(c) Nonalienation. Your obligations hereunder are personal and may not be delegated, assigned or transferred by you in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. However, you may select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following your death,


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      and may change such election by giving the Company written notice thereof.
      In the event of your death or a judicial determination of your incompetence, all references in this Agreement to you shall be deemed, where appropriate, to refer to your named beneficiary, estate or other legal representative.

(d) Amendment. This Agreement may not be changed orally but only by a written agreement executed by you and the Board that expressly references this Agreement. So long as you live, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

(e) Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions of any state. All disputes shall be arbitrated or litigated (whichever is applicable) in the Borough of Manhattan, New York City, New York.

(f) Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

(g) Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

(h) Successors. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer or all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to your benefit and the surviving or resulting entity or the entity to which such assets shall be transferred. The Company's successor (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company), assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any successor to all or a substantial portion of the Company's business or assets.

(i) Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by


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      the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

      (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

      (b) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

      (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

      provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the following addresses:

            to the Company:

            Trenwick Group Ltd.
            The LOM Building
            27 Reid Street
            Hamilton HM 11, Bermuda

            to you:

            James F. Billett, Jr.
            14 John Applegate Road
            Redding, Connecticut  06896

      All notices to the Company shall be directed to the attention of the Chairman of the Compensation Committee of the Board, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

(j) Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court. The decision of the arbitrators shall be final and binding on the parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party and the third arbitrator to be selected by the two arbitrators so chosen. The arbitration shall be conducted in the Borough of Manhattan, New York City, New York or at such other location as agreed by the parties. All decisions and awards shall be made by a majority of the arbitrators. By agreeing to arbitration under this paragraph 5(j), you and the Company understand that you are each waiving any right to a trial by jury and each party makes that waiver knowingly and voluntarily with full consideration of the ramifications of such waiver. Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of your obligations in paragraph 5(a).

(k) Costs of Disputes. The costs of the parties hereto in connection with any controversy or dispute arising out of or relating to this Agreement (or the breach thereof), including any out-of-pocket legal fees and expenses, shall be borne by the parties hereto in the proportions determined by the arbitrators in accordance with the procedures set forth in paragraph 5(j).

(l) Survival of Agreement. The rights and obligations of the parties to this Agreement shall survive the termination of your employment with the Company.

(m) Other Agreements. Except as otherwise specifically provided in this Agreement, this instrument constitutes the entire agreement between you and the Company and supersedes all prior agreements and understandings, written or oral, including, without limitation, the employment agreement dated as of May 11, 2001 (referred to in this Agreement as the "Employment Agreement") and any other employment agreements that may have been made by and between you and the Company or its predecessors or Subsidiaries. As of your Termination Date, all rights, duties and obligations of both you and the Company pursuant to the Employment Agreement shall terminate.

(n) Exhibits, Other Documents. Except as otherwise expressly provided in this Agreement, or except where the context clearly requires otherwise, all references in this Agreement to "the Agreement" or "this Agreement" shall be deemed to include references to each of the Exhibits to this Agreement. To the extent that the terms of this Agreement (including the Exhibits to this Agreement) provide that your rights or obligations set forth in this Agreement (including the Exhibits to this Agreement) are to be determined under, or are to be subject to, the terms of any other plan or other document, this Agreement (including the Exhibits to this Agreement) shall be deemed to incorporate by reference such plan or other document.

(o) Counterparts. This Agreement may be executed in more than one counterpart, but all of which together will constitute one and the same agreement.

      If you accept the terms of this Agreement, please indicate your acceptance by signing and returning a copy of this letter to the undersigned, along with a signed and notarized copy of Exhibit B (Billett Release), and a signed copy of Exhibit E (Letter of Resignation).

                                                Very truly yours,

                                                Trenwick Group Ltd.

                                                By:  /s/ W. Marston Becker
                                                     ---------------------
                                                Its:            mwb
                                                     ---------------------------

Accepted and agreed to this
30th day of January, 2003.

/s/ James F. Billett, Jr.
------------------------------
    James F. Billett, Jr.

                                    EXHIBIT A
                           LIST OF OFFICE FURNISHINGS

Humidor

Brass Scales

Leather Executive Chair

Work of art entitled "Highland Landscape" by Duncan Mackenzie

Work of art entitled "Twilight Solitude" by Robert Stark

                                    EXHIBIT B
                                EMPLOYEE RELEASE
                           GENERAL RELEASE AND WAIVER

      1. This Exhibit B is attached to, is incorporated into, and forms a part of, the letter agreement (the "Agreement") by and between Trenwick Group Ltd. (the "Company") and James F. Billett, Jr. (the "Employee") dated January 28, 2003. Except for a claim based upon a breach of the Agreement, the Employee, on behalf of himself and the other Employee Releasors, releases and forever discharges Company and the other Company Releasees from any and all Claims which the Employee (or the other Employee Releasors may have, to the extent that it is derived from a Claim which the Employee may have) has or claims as of the date of the Termination Date, or might hereafter have or claim, against the Company Releasees based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the Termination Date, to the extent that the Claim arises out of or relates to the Employee's employment by the Company and its Subsidiaries and/or the Employee's termination or resignation therefrom, and shall include, without limitation, any claim against the Company, a Subsidiary, in any court of competent jurisdiction or before any state, federal or other governmental agency, including, for example, the Equal Employment Opportunity Commission or the Department of Labor, for back pay, severance pay, liquidated damages, losses or other damages to the Employee or the Employee's property resulting from any claimed violation of state or federal or other law, including, for example (but not limited to), claims arising under Title VII of the Civil Rights Act of 1964 (prohibiting discrimination on the basis of race, color, sex, national origin or religion), and claims under the Age Discrimination in Employment Act of 1967 (prohibiting discrimination on account of age) and claims under any federal, state or local law pertaining to benefits.

      2. For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

(a) The term "Subsidiary" shall have the meaning ascribed to it in the Agreement.

(b) The term "Agreement" shall include the Agreement and any Exhibits thereto, and including the plans and arrangements under which the Employee is entitled to benefits in accordance with the Agreement and the Exhibits.

(c) The term "Claims" shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

(d) The term "Company Releasees" shall include the Company and any Subsidiary (including any employee benefit plan or arrangement maintained by the Company or any Subsidiary), and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, and insurers, and their predecessors and successors.

(e) The term "Termination Date" shall have the meaning ascribed to it in the Agreement.

(f) The term "Employee Releasors" shall include the Employee, and his heirs, representatives, agents, and insurers.

      3. The following provisions are applicable to and made a part of the Agreement and this General Release and Waiver:

(a) By this General Release and Waiver, the Employee Releasors do not release or waive any right or claim which they may have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, which arises after the date of execution of this General Release and Waiver.

(b) In exchange for this General Release and Waiver, the Employee hereby acknowledges that he has received separate consideration beyond that to which he is otherwise entitled under the Company's policy or applicable law.

(c) The Company hereby expressly advises the Employee to consult with an attorney of his choosing prior to executing the Agreement or this General Release and Waiver.

(d) The Employee has twenty-one (21) days from the date of presentment to consider whether or not to execute this General Release and Waiver. In the event of such execution, the Employee has a further period of seven (7) days from the date of said execution in which to revoke said execution. This General Release and Waiver will not become effective until expiration of such revocation period.

(e)   The obligation to make payment of any portion of the benefits under
      Section 2 of the Agreement, and the commitments and obligations of all parties thereunder:

      (i) shall not become final and binding prior to the expiration of the Employee's right to revoke the execution of this General Release and Waiver in accordance with Section 3(d) hereof; and

      (ii) shall not become final and binding if the Employee revokes such execution.

      The Employee hereby acknowledges that he has carefully read and understands the terms of the Agreement and this General Release and Waiver and each of his rights as set forth therein.

                                                --------------------------------
                                                      James F. Billett, Jr.

                                                Date: ____________________, 2003


State of
         ------------------------

County of
          -----------------------

Subscribed Before Me This
____ Day of _________, 2003.


---------------------------------
         Notary Public

                                    EXHIBIT C
                                 COMPANY RELEASE
                           GENERAL RELEASE AND WAIVER

      1. This document is attached to, is incorporated into, and forms a part of, an agreement (the "Agreement") by and between Trenwick Group Ltd. (the "Company") and James F. Billett, Jr. (the "Employee") dated January 28, 2003.

      2. Except for a claim based upon a breach of the Agreement, the Company, for and on behalf of itself and the other Company Releasors, releases and forever discharges the Employee and the other Employee Releasees from any and all Claims, which the Company may now have or claim, or might hereafter have or claim, against the Employee (or against the other Employee Releasees, to the extent that it is derived from a Claim against the Employee) based upon or arising out of any matter or thing whatsoever, occurring or arising on or before the date of this General Release and Waiver, to the extent that the Claim arises out of or relates to the Employee's employment by the Company and its Subsidiaries (including his service as a director of the Company and its Subsidiaries), and/or the Employee's termination or resignation therefrom, and shall include, without limitation, Claims arising out of or related to the Employment Agreement.

For purposes of this General Release and Waiver, the terms set forth below shall have the following meanings:

(a) The term "Agreement" shall include the Agreement and the Exhibits thereto, and including the plans and arrangements under which the Employee is entitled to benefits in accordance with the Agreement and the Exhibits.

(b) The term "Claims" shall include any and all rights, claims, demands, debts, dues, sums of money, accounts, attorneys' fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, cognizable at law or equity.

(c) The term "Company Releasors" shall include the Company and its Subsidiaries (as defined in the Agreement), and their officers, directors, trustees, members, representatives, agents, employees, shareholders, partners, attorneys, assigns, and insurers, and their predecessors and successors.

(d) The term "Employee Releasees" shall include the Employee and his family, heirs, executors, representatives, agents, insurers, administrators, successors, and assigns

      3. The Agreement (including this General Release and Waiver and all other Exhibits to the Agreement), and the commitments and obligations of all parties thereunder:

(a) shall become final and binding immediately following the expiration of the Employee's right to revoke the execution of the Agreement in accordance with paragraph 3(d) of Exhibit B of the Agreement;

(b) shall not become final and binding until the expiration of such right to revoke; and

(c)   shall not become final and binding if the Employee revokes such execution.

                                                       Trenwick Group Ltd.

                                             By:
                                                   -----------------------------
                                             Its:
                                                   -----------------------------
                                             Date:
                                                   -----------------------------


State of
         ---------------------------
County of
          --------------------------

Subscribed Before Me This
____ Day of _________, 2003.


---------------------------------
          Notary Public

                                    EXHIBIT D
                                  ANNOUNCEMENT

[DATE]

Trenwick Group Ltd. ("Trenwick") announced today that James F. Billett, Jr. has retired for health reasons from his positions of officer and director of the Company, effective immediately. Trenwick previously announced, on August 27, 2002, that Mr. Billett would be taking a temporary leave of absence from his positions for health reasons. W. Marston Becker will continue to serve as Acting Chairman and Acting Chief Executive Officer of the Company.

                                    EXHIBIT E
                              LETTER OF RESIGNATION

Board of Directors
Trenwick Group Ltd.
The LOM Building
27 Reid Street
Hamilton HM 11, Bermuda

Dear Sirs:

      Effective January 28, 2003, I hereby resign from all positions (including, without limitation, any position as a member of any board of directors) and employment with Trenwick Group Ltd. and its subsidiaries.

                                                       Very truly yours,


                                                       James F. Billett, Jr.